Exhibit 10.27

AMENDMENT TO THE MARKIT LTD. 2014 LONG-TERM INCENTIVE PLAN

WHEREAS, effective December 8, 2016, IHS Markit Ltd. (the “Company”) desires to amend the Markit Ltd. 2014 Equity Incentive Award Plan (the “2014 Plan”) in certain respects; and

WHEREAS, Section 13.1 of the 2014 Plan provides that the Human Resources Committee of the Company (the “Committee”) may amend the 2014 Plan, as evidenced by a written instrument signed by an authorized officer of the Company;

NOW, THEREFORE, “Markit Ltd. 2014 Equity Incentive Award Plan” and all references thereto shall be, and hereby are, replaced with “IHS Markit Ltd. 2014 Equity Incentive Award Plan”;

NOW, THEREFORE, in Section 11.2(a) of the 2014 Plan, the words “minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income” shall be, and hereby are, replaced with the words “(1) maximum amount permitted to be withheld for federal, state, local and foreign income tax and payroll tax purposes, with respect to any individual who is then subject to Section 16 of the Exchange Act, and (2) maximum amount or up to the maximum amount permitted to be withheld for federal, state, local and foreign income tax and payroll tax purposes, with respect to any individual not covered by Section 11.2(a)(1)”;

NOW, THEREFORE, in Section 12.7 of the 2014 Plan, the words “and Article 11 above” shall be, and hereby are, added to the first sentence of Section 12.7 following the words “this Article 12”.

Excepted as amended by this Amendment, all of the provisions of the 2014 Plan shall remain in full force and effect.

Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the 2014 Plan.

IN WITNESS WHEREOF, the Committee has amended the 2014 Plan by the foregoing Amendment.